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EXHIBIT 4.2

RESALE REGISTRATION RIGHTS AGREEMENT

Dated as of September 15, 2003

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

and

LEHMAN BROTHERS INC.

HARRIS NESBITT CORP.

        RESALE REGISTRATION RIGHTS AGREEMENT, dated as of September 15, 2003, among Primus Telecommunications Group, Incorporated, a Delaware corporation (together with any successor entity, herein referred to as the "Issuer"), and Lehman Brothers Inc. and Harris Nesbitt Corp. (together, the "Initial Purchasers").

        Pursuant to the Purchase Agreement, dated September 9, 2003, among the Issuer and the Initial Purchasers (the "Purchase Agreement"), the Initial Purchasers have agreed to purchase from the Issuer up to $110,000,000 ($132,000,000 if the Initial Purchasers exercise their over-allotment option, as set forth in the Purchase Agreement, in full) in aggregate principal amount of 3 3/4% Convertible Senior Notes due 2010 (the "Notes"). The Notes initially will be convertible into fully paid, nonassessable common stock, par value $.01 per share, of the Issuer (the "Common Stock") on the terms, and subject to the conditions, set forth in the Indenture (as defined herein). To induce the Initial Purchasers to purchase the Notes, and in satisfaction of a condition to the Initial Purchasers' obligations under the Purchase Agreement, the Issuer has agreed to provide the registration rights set forth in this Agreement.

        The parties hereby agree as follows:

        1.  Definitions.  As used in this Agreement, the following capitalized terms shall have the following meanings:

        Additional Amounts:    As defined in Section 3(a) hereof.

        Additional Amounts Payment Date:    Each March 15 and September 15.

        Affiliate:    As defined in Rule 405 under the Securities Act.

        Agreement:    This Resale Registration Rights Agreement.

        Blue Sky Application:    As defined in Section 6(a) hereof.

        Business Day:    A day other than a Saturday or Sunday or any federal holiday in the United States.

        Closing Date:    The date of this Agreement.

        Commission:    Securities and Exchange Commission.

        Common Stock:    As defined in the preamble hereto.

        Effectiveness Period:    As defined in Section 2(a)(iii) hereof.

        Effectiveness Target Date:    As defined in Section 2(a)(ii) hereof.

        Exchange Act:    Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

        Holder:    A Person who owns, beneficially or otherwise, Transfer Restricted Securities.

        Indemnified Holder:    As defined in Section 6(a) hereof.

        Indenture:    The Indenture, dated as of September 15, 2003, between the Issuer and Wachovia Bank, National Association, as trustee (the "Trustee"), pursuant to which the Notes are to be issued, as such Indenture is amended, modified or supplemented from time to time in accordance with the terms thereof.

        Initial Purchasers:    As defined in the preamble hereto.

        Interest Payment Date:    Each March 15 and September 15 of each year, commencing March 15, 2004.

        Issuer:    As defined in the preamble hereto.

        Majority of Holders:    Holders holding more than 50% of the aggregate principal amount at maturity of Notes outstanding; provided that, for purpose of this definition, a holder of shares of Common Stock which constitute Transfer Restricted Securities and issued upon conversion of the Notes shall be deemed to hold an aggregate principal amount at maturity of Notes (in addition to the principal amount at maturity of Notes held by such holder) equal to the product of (x) the number of such shares of Common Stock acquired upon conversion of the Notes and held by such holder and (y) the prevailing conversion price, such prevailing conversion price as determined in accordance with the Indenture.

        NASD:    National Association of Securities Dealers, Inc.

        Notes:    As defined in the preamble hereto.

        Person:    An individual, partnership, corporation, unincorporated organization, limited liability company, trust, joint venture or a government or agency or political subdivision thereof.

        Prospectus:    The prospectus included in a Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

        Purchase Agreement:    As defined in the preamble hereto.

        Reasonable Best Efforts:    reasonable best efforts; provided, however, that an obligation to use Reasonable Best Efforts under this Agreement does not require the Issuer to engage its independent auditing firm to audit its financial statements for any period after the date of this Agreement, other than as of, or for the twelve months ended as of, December 31, 2003 and each anniversary thereof throughout the Effectiveness Period.

        Record Holder:    With respect to any Additional Amounts Payment Date, each Person who is a Holder on the record date with respect to the Additional Amounts Payment Date on which such Additional Amounts Payment Date shall occur. In the case of a Holder of shares of Common Stock issued upon conversion of the Notes, "Record Holder" shall mean each Person who is a Holder of shares of Common Stock which constitute Transfer Restricted Securities on the March 1 and September 1 immediately preceding the relevant Additional Amounts Payment Date.

        Registration Default:    As defined in Section 3(a) hereof.

        Sale Notice:    As defined in Section 4(d) hereof.

        Securities Act:    Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

        Shelf Filing Deadline:    As defined in Section 2(a)(i) hereof.

        Shelf Registration Statement:    As defined in Section 2(a)(i) hereof.

        Suspension Period.    As defined in Section 4(b)(i) hereof.

        TIA:    Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder, in each case as in effect on the date the Indenture is qualified under the TIA.

        Transfer Restricted Securities:    Each Note and each share of Common Stock issued upon conversion of Notes until the earlier of:

          (i)  the date on which such Note or such share of Common Stock issued upon conversion has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement;

          (ii)  the date on which such Note or such share of Common Stock issued upon conversion is transferred in compliance with Rule 144 under the Securities Act or may be sold or transferred by a person who is not an Affiliate of the Issuer pursuant to Rule 144 under the Securities Act (or any other similar provision then in force) without any volume or manner of sale restrictions thereunder; or

          (iii)  the date on which such Note or such share of Common Stock issued upon conversion ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

        Underwritten Registration or Underwritten Offering:  A registration in which Notes or shares of Common Stock issued upon conversion of Notes are sold to an underwriter for reoffering to the public in accordance with the conditions and provisions of Section 8 of this Agreement.

        2. Shelf Registration.

        (a)  The Issuer shall:

          (i)  not later than 90 days after the date hereof (the "Shelf Filing Deadline"), cause to be filed a registration statement pursuant to Rule 415 under the Securities Act (together with any amendments thereto, and including any documents incorporated by reference therein, the "Shelf Registration Statement"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities held by Holders that have provided the information required pursuant to the terms of Section 2(b) hereof;

          (ii)  use its Reasonable Best Efforts to cause the Shelf Registration Statement to be declared effective by the Commission as promptly as practicable, but in no event later than 210 days after the date hereof (the "Effectiveness Target Date"); and

          (iii)  use its Reasonable Best Efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 4(b) hereof to the extent necessary to ensure that (A) it is available for resales by the Holders of Transfer Restricted Securities entitled to the benefit of this Agreement and (B) conforms with the requirements of this Agreement and the Securities Act for a period (the "Effectiveness Period") of:

            (1)  two years following the last date of original issuance of Notes; or

            (2)  such shorter period that will terminate when (x) all of the Holders of Transfer Restricted Securities are able to sell all Transfer Restricted Securities immediately without restriction pursuant to Rule 144(k) under the Securities Act or any successor rule thereto, (y) when all Transfer Restricted Securities have ceased to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise) or (z) all Transfer Restricted Securities registered under the Shelf Registration Statement have been sold.

        (b)  To have its Transfer Restricted Securities included in the Shelf Registration Statement pursuant to this Agreement, each Holder shall complete the Selling Securityholder Notice and Questionnaire, the form of which is contained in Annex A to the Offering Memorandum, dated September 9, 2003, relating to the Notes (the "Questionnaire"). The Issuer shall mail the Questionnaire not less than 20 Business Days prior to the time the Issuer intends in good faith to have the Shelf Registration Statement declared effective by the Commission. Upon receipt of a written request for additional information from the Issuer, each Holder who intends to be named as a selling securityholder in the Shelf Registration Statement shall furnish to the Issuer in writing, within 20 Business Days after such Holder's receipt of such request, such additional information regarding such Holder and the proposed distribution by such Holder of its Transfer Restricted Securities, in connection with the Shelf Registration Statement or Prospectus or Preliminary Prospectus included therein and in any application to be filed with or under state securities law, as the Issuer may reasonably request. In connection with all such requests for information from Holders of Transfer Restricted Securities, the Issuer shall notify such Holders of the requirements set forth in this paragraph regarding their obligation to provide the information requested pursuant to this Section. Holders who have not delivered a Questionnaire prior to the effectiveness of the Shelf Registration Statement may receive a Questionnaire from the Issuer upon request. Upon receipt of such a completed Questionnaire from a Holder following the effectiveness of the Shelf Registration Statement, the Issuer shall, as promptly as reasonably practicable, file such amendments to the Shelf Registration Statement or supplements to a related Prospectus as are necessary to permit such Holder to transfer its Transfer Restricted Securities pursuant to the Prospectus and Shelf Registration Statement. Each Holder as to which the Shelf Registration Statement is being effected agrees to furnish promptly to the Issuer all information required to be disclosed in order to make information previously furnished to the Issuer by such Holder not materially misleading.

        3.  Additional Amounts.

        (a)  If:

          (i)  the Shelf Registration Statement is not filed with the Commission prior to or on the Shelf Filing Deadline;

          (ii)  the Shelf Registration Statement has not been declared effective by the Commission prior to or on the Effectiveness Target Date;

          (iii)  subject to the provisions of Section 4(b)(i) hereof, the Shelf Registration Statement is filed and declared effective but, during the Effectiveness Period and after the Effectiveness Target Date, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within five Business Days by a post-effective amendment to the Shelf Registration Statement or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such failure;

          (iv)  prior to or on the 45th or 75th day, as the case may be, of any Suspension Period, such suspension has not been terminated;or

          (v)  Suspension Periods exceed an aggregate of 90 days in any 360 day period,

(each such event referred to in foregoing clauses (i) through (iii), a "Registration Default"), the Issuer hereby agrees to pay additional amounts ("Additional Amounts") with respect to the Transfer Restricted Securities from and including the day following the Registration Default to but excluding the day on which the Registration Default has been cured, accruing at a rate:

            (A)  in respect of the Notes, to each holder of Notes, (x) with respect to the first 90-day period during which a Registration Default shall have occurred and be continuing, equal to an additional 0.25% per annum of the principal amount of the then outstanding and not converted Notes, and (y) with respect to the period commencing on the 91st day following the day the Registration Default shall have occurred and be continuing, equal to an additional 0.50% per annum of the principal amount of the then outstanding and not converted Notes; provided that in no event shall the aggregate Additional Amounts pursuant to this clause (A) and clause (B) below accrue at a rate per year exceeding 0.50% of the sum of the principal amount of the then outstanding and not converted Notes plus the principal amount of the then converted Notes; and

            (B)  in respect of any shares of Common Stock, to each holder of shares of Common Stock issued upon conversion of Notes, (x) with respect to the first 90-day period in which a Registration Default shall have occurred and be continuing, equal to an additional 0.25% per annum of the principal amount of the converted Notes, and (y) with respect to the period commencing the 91st day following the day the Registration Default shall have occurred and be continuing, equal to an additional 0.50% of the principal amount of the converted Notes; provided that in no event shall the aggregate Additional Amounts pursuant to this clause (B) and clause (A) above accrue at a rate per year exceeding 0.50% of the sum of the principal amount of the outstanding and not converted Notes plus the principal amount of the then converted Notes.

        (b)  All accrued Additional Amounts shall be paid in arrears to Record Holders by the Issuer on each Damages Payment Date by wire transfer of immediately available funds or by federal funds check. Following the cure of all Registration Defaults relating to any particular Note or share of Common Stock, the accrual of Additional Amounts with respect to such Note or share of Common Stock will cease.

        All obligations of the Issuer set forth in this Section 3 that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

        The Additional Amounts set forth above shall be the exclusive monetary remedy available to the Holders of Transfer Restricted Securities for such Registration Default.

        4.  Registration Procedures.

        (a)  In connection with the Shelf Registration Statement, the Issuer shall comply with all the provisions of Section 4(b) hereof and shall, in accordance with Section 2, prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act.

        (b)  In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the Issuer shall:

          (i)  use its reasonable best efforts to keep the Shelf Registration Statement continuously effective during the Effectiveness Period; upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not be effective and usable for resale of Transfer Restricted Securities during the Effectiveness Period, the Issuer shall file promptly an appropriate amendment to the Shelf Registration Statement or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter. Notwithstanding the foregoing, the Issuer may suspend the effectiveness of the Shelf Registration Statement by written notice to the Holders for a period not to exceed an aggregate of 45 days in any 90-day period (each such period, a "Suspension Period") if:

            (x)  an event occurs and is continuing as a result of which the Shelf Registration Statement would, in the Issuer's reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

            (y)  the Issuer reasonably determines that the disclosure of such event at such time would have a material adverse effect on the business of the Issuer (and its subsidiaries, if any, taken as a whole);

  provided that in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the Issuer's ability to consummate such transaction, the Issuer may extend a Suspension Period from 45 days to 75 days; provided, however, that the Suspension Periods shall not exceed an aggregate of 90 days in any 360-day period. Each holder, by its acceptance of a Note, agrees to hold any communication by the Issuer in response to a notice of a proposed material business transaction in confidence.

          (ii)  Prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Shelf Registration Statement or supplement to the Prospectus.

          (iii)  Advise the underwriter(s), if any, and, in the case of (A), (C) and (D) below, the selling Holders promptly and, if requested by such Persons, to confirm such advice in writing:

            (A)  when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective,

            (B)  of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,

            (C)  of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or

            (D)  of the existence of any fact or the happening of any event, during the Effectiveness Period, that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading.

  If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Issuer shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time and will provide to the underwriters, if any, and each Holder who is named in the Shelf Registration Statement prompt notice of the withdrawal of any such order.

          (iv)  Furnish to each of the selling Holders and each of the underwriter(s), if any, before filing with the Commission, a copy of the Shelf Registration Statement and copies of any Prospectus included therein or any amendments or supplements to any the Shelf Registration Statement or Prospectus (other than documents incorporated by reference after the initial filing of the Shelf Registration Statement), which documents will be subject to the review of such holders and underwriter(s), if any, for a period of two Business Days, and the Issuer will not file the Shelf Registration Statement or Prospectus or any amendment or supplement to the Shelf Registration Statement or Prospectus (other than documents incorporated by reference) to which a selling Holder of Transfer Restricted Securities covered by the Shelf Registration Statement or the underwriter(s), if any, shall reasonably object within two Business Days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if the Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission.

          (v)  Subject to the execution of a confidentiality agreement reasonably acceptable to the Issuer, make available at reasonable times for inspection by one or more representatives of the selling Holders, designated in writing by a Majority of Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement, any underwriter participating in any distribution pursuant to the Shelf Registration Statement, and any attorney or accountant retained by the Majority of Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Issuer as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the Issuer's officers, directors, managers and employees to supply all information reasonably requested by any such representative or representatives of the selling Holders, underwriter, attorney or accountant in connection with the Shelf Registration Statement after the filing thereof and before its effectiveness; provided, however, that any information designated by the Issuer as confidential at the time of delivery of such information shall be kept confidential by the recipient thereof.

          (vi)  If requested by any selling Holders or the underwriter(s), if any, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation: (1) information relating to the "Plan of Distribution" of the Transfer Restricted Securities, (2) information with respect to the principal amount of Notes or number of shares of Common Stock being sold (3) the purchase price being paid therefor and (4) any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Issuer is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

          (vii)  Furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto (and any documents incorporated by reference therein or exhibits thereto (or exhibits incorporated in such exhibits by reference) as such Person may request).

          (viii)  Deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; subject to any notice by the Issuer in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D), the Issuer hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

          (ix)  If an underwriting agreement is entered into and the registration is an Underwritten Registration, the Issuer shall:

            (A)  upon request, furnish to each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of closing of any sale of Transfer Restricted Securities in an Underwritten Registration:

              (1)  a certificate, dated the date of such closing, signed by (y) the Chairman of the Board, its President or a Vice President and (z) the Chief Financial Officer of the Issuer confirming, as of the date thereof, such matters as such parties may reasonably request;

              (2)  opinions, each dated the date of such closing, of counsel to the Issuer covering such matters as are customarily covered in legal opinions to underwriters in connection with primary underwritten offerings of securities; and

              (3)  customary comfort letters, dated the date of such closing, from the Issuer's independent accountants (and from any other accountants whose report is contained or incorporated by reference in the Shelf Registration Statement), in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings of securities;

            (B)  set forth in full in the underwriting agreement, if any, indemnification provisions and procedures which provide rights no less protective than those set forth in Section 6 hereof with respect to all parties to be indemnified; and

            (C)  deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the selling Holders pursuant to this clause (ix).

          (x)  Before any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Issuer shall not be required (A) to register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject or (B) to subject itself to taxation in any such jurisdiction if it is not now so subject.

          (xi)  Cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws); and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may reasonably request at least two Business Days before any sale of Transfer Restricted Securities made by such underwriter(s).

          (xii)  Use its reasonable best efforts to cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso in clause (x) above.

          (xiii)  Provide CUSIP numbers for all Transfer Restricted Securities not later than the effective date of the Shelf Registration Statement and provide the Trustee under the Indenture with certificates for the Notes that are in a form eligible for deposit with The Depository Trust Company.

          (xiv)  Cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD.

          (xv)  Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the Exchange Act.

          (xvi)  Cause the Indenture to be qualified under the TIA not later than the effective date of the Shelf Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its reasonable best efforts to cause the Trustee thereunder to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

          (xvii)  Cause all Transfer Restricted Securities covered by the Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which similar securities issued by the Issuer are then listed or quoted.

          (xviii)  Provide promptly to each Holder upon written request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act after the effective date of the Shelf Registration Statement.

          (xix)  If requested by the underwriters in an Underwritten Offering, make appropriate officers of the Issuer available to the underwriters for meetings with prospective purchasers of the Transfer Restricted Securities and prepare and present to potential investors customary "road show" material in a manner consistent with other new issuances of other securities similar to the Transfer Restricted Securities.

        (c)  Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Issuer of the existence of any fact of the kind described in Section 4(b)(iii)(D) hereof, such Holder will, and will use its reasonable best efforts to cause any underwriter(s) in an Underwritten Offering to, forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement until:

          (i)  such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 4(b)(i) and 4(b)(viii) hereof; or

          (ii)  such Holder is advised in writing by the Issuer that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

If so directed by the Issuer, each Holder will deliver to the Issuer (at the Issuer's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice of suspension.

        (d)  Upon the effectiveness of the Shelf Registration Statement, each Holder shall notify the Issuer within five Business Days after any distribution of Transfer Restricted Securities pursuant to the Shelf Registration Statement (a "Sale Notice"), as contemplated by the Questionnaire.

        5.  Registration Expenses.

        (a)  All expenses incident to the Issuer's performance of or compliance with this Agreement shall be borne by the Issuer regardless of whether a Shelf Registration Statement becomes effective, including, without limitation:

          (i)  all registration and filing fees and expenses (including filings made by any Initial Purchasers or Holders with the NASD);

          (ii)  all fees and expenses of compliance with federal securities and state Blue Sky or securities laws;

          (iii)  all expenses of printing (including printing of Prospectuses and certificates for the Common Stock to be issued upon conversion of the Notes), messenger and delivery services and telephone;

          (iv)  all fees and disbursements of counsel to the Issuer and, subject to Section 5(b) below, the Holders of Transfer Restricted Securities;

          (v)  all application and filing fees in connection with listing (or authorizing for quotation) the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

          (vi)  all fees and disbursements of independent certified public accountants of the Issuer (including the expenses of any special audit and comfort letters required by or incident to such performance).

        The Issuer shall bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuer.

        (b)  Solely in connection with the Shelf Registration Statement required by this Agreement, the Issuer shall reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, which shall be Simpson Thacher & Bartlett LLP, or such other counsel as may be chosen by a Majority of Holders for whose benefit the Shelf Registration Statement is being prepared and which shall be reasonably acceptable to the Issuer. The Issuer shall not be required to pay any underwriter discount, commission or similar fees related to the sale of the Securities.

        6.  Indemnification and Contribution.

        (a)  The Issuer shall indemnify and hold harmless each Holder, such Holder's directors, officers and employees and each person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act (each, an "Indemnified Holder"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to resales of the Transfer Restricted Securities), to which such Indemnified Holder may become subject, under the Securities Act or otherwise, insofar as any such loss, claim, damage, liability or action arises out of, or is based upon:

          (i)  any untrue statement or alleged untrue statement of a material fact contained in (A) the Shelf Registration Statement or Prospectus or any amendment or supplement thereto or (B) any blue sky application or other document or any amendment or supplement thereto prepared or executed by the Issuer (or based upon written information furnished by or on behalf of the Issuer expressly for use in such blue sky application or other document or amendment on supplement) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Transfer

  Restricted Securities under the securities law of any state or other jurisdiction (such application or document being hereinafter called a "Blue Sky Application"); or

          (ii)  the omission or alleged omission to state in the Shelf Registration Statement, Prospectus or any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Indemnified Holder promptly upon demand for any legal or other expenses reasonably incurred by such Indemnified Holder in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or Prospectus or amendment or supplement thereto or Blue Sky Application in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of any Holder (or its related Indemnified Holder) specifically for use therein; provided further that as to any preliminary Prospectus, this indemnity agreement shall not inure to the benefit of any Indemnified Holder or any officer, employee, director or controlling person of that Indemnified Holder on account of any loss, claim, damage, liability or action arising from the sale of the Transfer Restricted Securities sold pursuant to the Shelf Registration Statement to any person by such Indemnified Holder if (i) that Indemnified Holder failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act and (ii) the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary Prospectus was corrected in the Prospectus or a supplement or amendment thereto, as the case may be, unless in each case, such failure directly resulted from noncompliance by the Issuer with Section 4(b)(ii) and (viii). The foregoing indemnity agreement is in addition to any liability which the Issuer may otherwise have to any Indemnified Holder.

        (b)  Each Holder, severally and not jointly, shall indemnify and hold harmless the Issuer, its directors, officers and employees and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Issuer or any such officer, employee or controlling person may become subject, insofar as any such loss, claim, damage or liability or action arises out of, or is based upon:

          (i)  any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or Prospectus or any amendment or supplement thereto or any Blue Sky Application; or

          (ii)  the omission or the alleged omission to state in the Shelf Registration Statement, Prospectus or any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of such Holder (or its related Indemnified Holder) specifically for use therein, and shall reimburse the Issuer and any such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Issuer or any such officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Holder may otherwise have to the Issuer and any such director, officer, employee or controlling person.

        (c)  Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have under this Section 6 except to the extent the indemnifying party has been materially prejudiced by such failure and provided, further, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and its respective directors, employees, officers and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 6 if such indemnified party shall have been advised in writing that the representation of such indemnified party and those directors, employees, officers and controlling persons by the same counsel representing the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party. It is understood that the indemnifying party shall not be liable for the fees and expenses of more than one separate firm (in addition to local counsel in each jurisdiction) for all indemnified parties in connection with any proceeding or related proceedings. Each indemnified party, as a condition of the indemnity agreements contained in Sections 6(a) and 6(b), shall use its reasonable best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall:

          (i)  without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or

          (ii)  be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment in accordance with this Section 6.

        (d)  If the indemnification provided for in this Section 6 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability (or action in respect thereof) referred to therein, each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (or action in respect thereof, in such proportion as is appropriate to reflect the relative fault of the Issuer, on the one hand, and the Holders, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer, on the one hand, or the Holders, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. Each of the Issuer and each Holder agrees that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if either the Holders or the Issuer, as the case may be, were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Transfer Restricted Securities purchased by it were resold exceeds the amount of any damages which such Holder has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The Holders' obligations to contribute as provided in this Section 6(d) are several and not joint.

        (e)  The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, any Holder or any person controlling any Initial Purchaser or any Holder, or by or on behalf of the Issuer, its officers or directors or any person controlling the Issuer, and (iii) any sale of Transfer Restricted Securities pursuant to a Shelf Registration Statement.

        7.  Rule 144A.  In the event the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

        8.  Participation in Underwritten Registrations; Conditions to Underwritten Registration.  (a) Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless:

          (i)  such Holder agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and

          (ii)  such Holder completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements within a reasonable amount of time before such Underwritten Offering; and

          (iii)  at least 50% of the aggregate principal amount of all outstanding Transfer Restricted Securities covered by the Shelf Registration Statement are included in such Underwritten Offering;

  provided, that the Company shall not be obligated to cooperate with more than two Underwritten Offerings during the Effectiveness Period.

        (b)  Expenses. The Holders participating in any Underwritten Offering shall be responsible for any expenses customarily borne by selling securityholders, including underwriting discounts and commissions and, except as otherwise provided in Section 5(b), fees and expenses of counsel to the selling securityholders. The Issuer shall be responsible for the fees and disbursements of its counsel, its independent public accountants and any printing expenses incurred in connection with any Underwritten Offering.

        (c)  Selection of Underwriters. In any Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by a Majority of Holders whose Transfer Restricted Securities are included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Issuer.

        9.  Miscellaneous.

        (a)  Remedies. The Issuer acknowledges and agrees that any failure by the Issuer to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuer's obligations under Section 2 hereof. The Issuer further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

        (b)  No Inconsistent Agreements. The Issuer will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. In addition, the Issuer shall not, on or after the date of this Agreement, grant to any of its security holders (other than the holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in the Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities. Other than as disclosed in the Issuer's Offering Memorandum dated September 9, 2003, the Issuer has not previously entered into any agreement (which has not expired or been terminated) granting any registration rights with respect to its securities to any Person which rights conflict with the provisions hereof.

        (c)  Adjustments Affecting Transfer Restricted Securities. The Issuer shall not, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Holders of Transfer Restricted Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

        (d)  Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Issuer has obtained the written consent of a Majority of Holders; provided, however, that no amendment, modification, supplement, waiver or consent to or departure from the provisions of Section 6 that materially and adversely affects a Holder hereof shall be effective as against any such Holder of Transfer Restricted Securities unless consented to in writing by such Holder.

        (e)  Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, facsimile transmission, or air courier guaranteeing overnight delivery:

          (i)  if to a Holder, at the address set forth on the records of the registrar under the Indenture or the transfer agent of the Common Stock, as the case may be; and

          (ii)  if to the Issuer:

      1700 Old Meadow Road
      McLean, VA 22102
      Attention: John DePodesta, Esq.
      Facsimile: (703) 902-2877

      With a copy to:

      Cooley Godward LLP
      11951 Freedom Drive
      Reston, VA 20190-5656
      Facsimile: (703) 456-8100

          (iii)  if to the Initial Purchasers:

      c/o Lehman Brothers Inc.
      745 Seventh Avenue
      New York, NY 10019
      Attention: Syndicate Department
      Facsimile: (212) 526-3633.

        All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

        Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

        A document or notice shall be deemed to have been furnished to the Holders of the Transfer Restricted Securities if it is provided to the registered holders of the Transfer Restricted Securities at the address set forth in clause (1) above.

        (f)  Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that (i) nothing contained herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement or the Indenture and (ii) this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder. If any transferee of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Issuer with respect to any failure by a Holder to comply with, or breach by any Holder of, any of the obligations of such Holder under this Agreement.

        (g)  Purchases and Sales of Notes.  The Issuer shall not, and shall use its reasonable best efforts to cause its affiliates (as defined in Rule 405 under the Securities Act) not to, sell or otherwise transfer any Notes that it has purchased to persons that are not affiliates of the Issuer. Nothing in this Section 9(g) shall prevent the Issuer or any of its affiliates from making offers to purchase or soliciting offers or bids to sell, by way of tender offer or otherwise, or from purchasing or otherwise acquiring, on the open market or otherwise, Notes.

        (h)  Third Party Beneficiary.  The Holders shall be third party beneficiaries to the agreements made hereunder between the Issuer, on the one hand, and the Initial Purchasers, on the other hand, and such Initial Purchasers shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

        (i)  Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (j)  Securities Held by the Issuer or Its Affiliates.  Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Issuer or its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

        (k)  Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (l)  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

        (m)  Consent to Jusisdiction.  Each party irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the "Specified Courts"), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such Jurisdiction is nonexclusive) of such courts in any such suit, action or proceeding. The parties further agree that service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

        (n)  Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        (o)  Entire Agreement.  This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuer with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        (p)  Required Consents.  Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Issuer or its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
By:	/s/ K. PAUL SINGH Name: K. Paul Singh Title: President And Chief Executive Officer
LEHMAN BROTHERS INC. HARRIS NESBITT CORP.
By:	LEHMAN BROTHERS INC.
By:	/s/ BRIAN REILLY Authorized Representative

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  EXHIBIT 4.2